Exhibit 99.1
                                    SPECIMEN



REGISTERED                                         $ 150,000,000
Certificate No. R-1                                CUSIP NO.  12640VAB8




Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of
DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


                       CSXT TRADE RECEIVABLES MASTER TRUST
                                  SERIES 1998-1

                             6.00% TRADE RECEIVABLES
                           PARTICIPATION CERTIFICATES

              evidencing a fractional undivided interest in certain
                                  assets of the

                       CSXT TRADE RECEIVABLES MASTER TRUST

the corpus of which consists primarily of freight receivables (the "Receivables") generated from time to time by CSX Transportation, Inc., all collateral security with respect thereto, all collections thereon and certain other assets. This certificate (a "Certificate") does not represent an interest in, or obligation of, CSX Trade Receivables Corporation ("Seller"), or CSX Transportation, Inc. ("CSX Transportation") or any affiliate thereof.


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                                    SPECIMEN


               This certifies that Cede & Co. (the "Series 1998-1 Certificateholder"), is the registered owner of a fractional undivided interest in certain assets of the CSXT TRADE RECEIVABLES MASTER TRUST (the "Trust") created pursuant to an Amended and Restated Pooling and Servicing Agreement dated as of October 27, 1993 (as amended, the "P&S"), as supplemented by the Series 1998-1 Supplement dated as of June 17, 1998 (as amended and supplemented, the "Series Supplement"), among the Seller, CSX Transportation, as Servicer, and The Chase Manhattan Bank (formerly known as Chemical Bank), as trustee (the "Trustee"). The P&S and the Series Supplement are hereinafter collectively referred to as the Pooling and Servicing Agreement. The corpus of the Trust includes (i) the Receivables generated from time to time by CSX Transportation and sold by it to the Seller pursuant to the Receivables Sale Agreement, all collateral security with respect thereto, and all Collections and amounts received with respect thereto, and all proceeds thereof, (ii) all the Seller's rights under the Receivables Sale Agreement, (iii) all monies on deposit in certain accounts of the Trust, (iv) any Enhancements and (v) all other assets and interests constituting the Trust. In addition to the Certificates, the Seller's Certificate has been issued pursuant to the Pooling and Servicing Agreement which represents the Seller's Interest in the Trust. The Seller's Certificate will represent the interest in the Trust Assets not represented by the Investor Certificates or allocated to any Purchased Interest.

               Subject to the terms and conditions of the Pooling and Servicing Agreement, the Seller may from time to time direct the Trustee, on behalf of the Trust, to issue one or more new Series of Investor Certificates or Purchased Interests, which will represent fractional undivided interests in certain of the Trust Assets.

               This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement to which, as amended and supplemented from time to time, the Series 1998-1 Certificateholder by virtue of the acceptance hereof assents and is bound. This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to the Pooling and Servicing Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee. A copy of the Pooling and Servicing Agreement (without schedules) may be requested from the Trustee at its Corporate Trust Department. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to them in the Pooling and Servicing Agreement.

               The Seller has entered into the Pooling and Servicing Agreement and the Series 1998-l Certificates have been (or will be) issued with the intention that the Series 1998-l Certificates will qualify under applicable tax law as indebtedness of the Seller secured by the Receivables. The Seller and each Certificateholder and Certificate Owner, by the acceptance of its Certificate or Book-Entry Certificate, as applicable, agrees to treat the Series 1998-1 Certificates as indebtedness of the Seller secured by the Receivables for Federal income taxes,


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                                    SPECIMEN


state and local income, single business and franchise taxes and any other taxes imposed on or measured by income.

               Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement referred to on the reverse side hereof or be valid for any purpose.

THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.


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                                    SPECIMEN


IN WITNESS WHEREOF, the Seller has caused this Certificate to be duly executed.

                                            CSX TRADE RECEIVABLES
                                            CORPORATION,




                                                By:
                                                         ----------------------
                                                  Name:  Gregory R. Weber
                                                  Title:  Treasurer


Dated:  June 17, 1998



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                                    SPECIMEN



                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION


This is one of the Certificates described in the within-mentioned Pooling and Servicing Agreement.
                                            THE CHASE MANHATTAN BANK,
                                            as Trustee,





                                               By:
                                                      ---------------------
                                                      Authorized Officer






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                                    SPECIMEN



                                   ASSIGNMENT


               Social security or other identifying number of assignee
               _____________________

               FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto______________________________________________
               _________________________________________________________________

                         (name and address of assignee)

the within certificate and all rights thereunder, and hereby irrevocably constitutes and appoints ________________________, attorney, to transfer said certificate on the books kept for registration thereof, with full power of substitution in the premises.

Dated: _____________________        __________________________*

                                    Signature Guaranteed:

                                    ---------------------------







---------------------------------
(*) NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the reverse of the within Certificate in every particular, without alteration, enlargement or any change whatsoever.


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